CONSULTING AGREEMENT
           (Composite, as amended September 24, 1999)

     This CONSULTING AGREEMENT, dated as of October 1, 1998
("Effective Date"), is between McClintock Associates Pty Limited,
ACN 002 802 9986 ("Consultant") and Plutonic Resources Limited,
ACN 006 245 629 ("Plutonic").

     1. Plutonic agrees to engage Consultant, and Consultant agrees to accept the engagement, to provide consulting services with respect to the following and for such additional matters as Consultant and Plutonic agree ("Services"):

     (a) As requested, Consultant will provide the services of Paul McClintock ("McClintock") to advise in respect of general
Australian business and government affairs to both Plutonic and to its Affiliates.

     (b) Consultant will provide such additional services of McClintock as may be agreed between Consultant and the Plutonic
Representatives.

Services under this agreement shall not include (i) serving as a director of Plutonic or any of its Affiliates, for which separate arrangements have been or will be made, or (ii) testifying as a witness in legal proceedings, and compensation shall not be payable under this agreement with respect to testifying in any proceeding.

     2. The engagement shall begin on the Effective Date and continue until September 30, September 30, 2000. Notwithstanding the foregoing, if McClintock shall for any reason cease to be employed by Consultant, this agreement shall immediately terminate.

     3. (a) McClintock shall perform Services for Plutonic as, when and where reasonably requested to do so by Plutonic. It is expected that McClintock may spend up to approximately 50 days per year providing Services. As compensation for McClintock's Services, Plutonic shall pay Consultant the Australian dollar equivalent of US$40,000 per year, payable in quarterly installments, in arrears at the last day of each calendar quarter. In calculating the Australian dollars payable, US dollars shall be converted to Australian dollars using the US Dollar Hedge Settlement Rate as displayed on the Reuters FEYA-C Screen as of the last Business Day of each calendar quarter. If this agreement terminates during any quarter because McClintock has ceased to be employed by Consultant, then the amount otherwise payable in respect of that quarter shall be pro-rated based on the number of days in the quarter during which this agreement was in effect.

     (b) If Plutonic requests that Consultant provide unusual or extraordinary services in addition to the general services provided hereunder, or if Plutonic requests that Consultant provide Services that may be expected to significantly exceed 50 hours per year, Plutonic and Consultant shall make separate arrangements therefor.

     (c) Plutonic shall also pay all costs reasonably incurred by Consultant in providing Services, other than compensation payable to McClintock and withholding, employee benefits

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and other expenses relating to employment of McClintock by
Consultant. Plutonic shall have no obligation to compensate McClintock, it being agreed that Consultant shall be solely responsible for compensating McClintock for Services provided hereunder and for payment of employment related expenses applicable to McClintock.

     (d) Plutonic shall make reasonable advances to Consultant for travel related to Services, and after presentation of customary receipts shall reimburse Consultant for approved expenses related to Services in accordance with the travel advance and expense reimbursement policies for Plutonic employees.

     (e) Plutonic shall pay for Services within ten days after the end of each calendar quarter. Plutonic shall reimburse
Consultant for related expenses within ten days of its receipt and approval of Consultant's invoice therefor.

     4. (a) Consultant shall make such written reports of Consultant's activities to Plutonic as Plutonic may from time to time reasonably request.

     (b) All such reports shall be the sole and exclusive property of Plutonic, to be delivered to Plutonic by Consultant upon Plutonic's request. Consultant expressly agrees to deliver to Plutonic all papers, drawings, models, maps, or any other thing related to Services in Consultant's possession or under its control upon termination of this agreement.

     5. Consultant shall not, and shall procure that McClintock shall not, within three years after the termination of this agreement, divulge to any person any proprietary or confidential information relating to Plutonic or its Subsidiaries or Affiliates ("Plutonic Companies"), or relating to any business or property in which any of the Plutonic Companies has an interest, acquired by Consultant or McClintock while serving as a present or former director or employee of any of the Plutonic Companies or in the course of performance of duties under this agreement without express written authorization by an officer of Plutonic. For purposes of this agreement, "Subsidiary" shall mean any corporation, partnership, joint venture or other entity or person in which Plutonic has a total direct and/or indirect equity or voting interest of at least 20%, and "Affiliate" shall mean any corporation, partnership, joint venture or other entity or person which is directly or indirectly controlling, controlled by or under common control with Plutonic.

     6. Consultant represents and warrants to Plutonic that the performance of Services hereunder will not breach any obligation
Consultant or McClintock may have to any third party.

     7. Consultant agrees that until termination of this agreement, Consultant shall not, and shall procure that McClintock shall not, engage in any employment or consulting services with anyone other than one of the Plutonic Companies relating to the Services performed or relating to any business or property in which any of the Plutonic Companies has an interest at the date of termination without Plutonic's prior written consent, which consent will not be

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unreasonably withheld.

     8. Consultant shall not delegate, subcontract, assign, or employ any person other than McClintock to perform any work directly or indirectly related to Services without Plutonic's prior written consent.

     9. (a) The relationship of Consultant to Plutonic shall be that of an independent contractor. Notwithstanding anything contained in this agreement, the parties agree that McClintock is solely the employee of Consultant and is not an employee of Plutonic. Plutonic acknowledges that it shall have no right to exercise control over McClintock. Consultant and McClintock shall not, by reason of this agreement, participate in any employee benefits available to employees of Plutonic Companies.

     (b) Consultant assumes full responsibility and liability for the payment of any taxes due on any amount payable hereunder.

     (c) Except to the extent required by law, Plutonic shall not make any deduction from any amount payable by it to Consultant for taxes or for insurance or benefits.

     10. The Plutonic Representatives authorized to assign work to Consultant and coordinate Consultant's performance of Services are Gregory A. Lang and Jack E. Thompson. Plutonic may assign such responsibility to any other Representative or Representatives.

     11. (a) All notices provided for in this agreement shall be delivered personally or by facsimile or by first class airmail, postage prepaid, and shall be deemed received when personally delivered or, if by facsimile, on the next business day after receipt or, if mailed, five business days after date of mailing.

     (b) Any notice of default shall only be effective if delivered personally, or sent by registered or certified mail.

     (c) Any notice from Consultant to Plutonic shall be delivered or addressed to the Plutonic Representatives.

     (d) All notices to be delivered by mail or facsimile shall be sent to the addresses and facsimile numbers shown below (or as changed by notice given as provided herein).

     12. The interpretation and performance of this agreement shall be governed by the domestic law of the State of Western
Australia, without regard to conflict of laws principles.

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


     13. This agreement constitutes the entire agreement between the parties related to its subject matter. It supersedes all prior proposals, agreements, understandings, representations and conditions. It may not be changed or amended except in writing.


                              CONSULTANT
                              Name:          McClintock
Associates Pty Limited
                              Address:  Level 21, 1 O'Connell
Street
                                        Sydney, NSW 2000
                                        Australia
                              Tel No.:  (02) 9251-4900
                              Fax No.:  (02) 9221-8364

                              Signature:________________________


                                                       PLUTONIC
                              RESOURCES LIMITED
                              Locked Bag 12
                              Cloisters Square
                              Perth, Western Australia 6850
                              Tel. No.: (08) 9212-5777
                              Fax No.:  (08) 9322-5700

                              By:______________________________
                                   Wayne Kirk, Director


     I hereby acknowledge and agree to the foregoing agreement insofar as it imposes obligations on or otherwise applies to me.

                              _____________________________
                                   Paul McClintock


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